Exhibit 99.1

FOR IMMEDIATE RELEASE

Qualstar announces the Crossroads ReadVerify® Appliance with New ArchiveVerify™ Media Validation Feature.

Simi Valley, CA (USA) September 4, 2014 – Qualstar Corporation (NASDAQ: QBAK), a manufacturer of data security and archive storage solutions and high efficiency power supplies, announces the inclusion of Crossroads Systems Read Verify Appliance (RVA) in Qualstar’s storage solutions product portfolio. RVA will be available to tape library customers through Qualstar’s trusted network of resellers.

RVA provides active diagnostics and reports on the health and integrity of the tape drives and media in a tape library environment without impacting the storage applications. Along with ArchiveVerify, an optional feature for automated reliability checks, RVA verifies the basic function of readability of data, and enables predictive failure analysis based on a rich set of user-defined policies. This Crossroads addition to the Qualstar product portfolio represents an important solution that significantly aids management data centers and archive infrastructures, leading to key operational improvements.

“Working with a highly-respected partner such as Qualstar allows Crossroads to expand the presence of its RVA solution and help organizations gain greater peace of mind surrounding their data archives,” said Richard K. Coleman, Jr., President and CEO at Crossroads Systems. “Our Qualstar partnership underscores Crossroads’ strength in providing innovative solutions to exploding data growth.”

“Establishing visibility for potential failure information allows organizations to maximize their existing tape by taking preventive measures to avoid unplanned downtime or data loss, which results in substantial IT savings and proven ROI,” said Steven N. Bronson, Qualstar’s Chief Executive Officer. “By adding the Crossroad ReadVerify Appliance with ArchiveVerify feature as an option for Qualstar customers, we are providing an additional easy-to-use means to protect their data."

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data archive solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection. Visit www.crossroads.com.

About Qualstar Corporation

Qualstar, founded in 1984, is a diversified electronics manufacturer specializing in data storage and power supplies. Qualstar's products are known throughout the world for high quality and Simply Reliable™, Reliably Simple to use designs that provide years of trouble-free service. More information is available at www.qualstar.com or by phone at 805-583-7744.

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FORWARD LOOKING STATEMENTS: This press release contains forward-looking statements relating to expectations, plans or prospects for Qualstar Corporation that are based upon the current expectations and beliefs of Qualstar's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Notwithstanding changes that may occur with respect to matters relating to any forward looking statements, Qualstar does not expect to, and disclaims any obligation to, publicly update any forward-looking statements whether as a result of new information, future events or otherwise. Qualstar, however, reserves the right to update such statements or any portion thereof at any time for any reason. In particular, the following factors, among others, could cause actual or future results to differ materially from those suggested by the forward-looking statements: Qualstar's ability to successfully execute on its strategic plan and meet its long-term financial goals; Qualstar's ability to successfully implement and recognize cost savings; Qualstar's ability to develop and commercialize new products; industry and customer adoption and acceptance of Qualstar's new products; Qualstar's ability to increase sales of its products; the rescheduling or cancellation of customer orders; unexpected shortages of critical components; unexpected product design or quality problems; adverse changes in market demand for Qualstar's products; increased global competition and pricing pressure on Qualstar's products; and the risks related to actions of activist shareholders, including the amount of related costs.

For further information on these and other and other cautionary statements, please refer to the risk factors discussed in Qualstar's filings with the U.S. Securities and Exchange Commission including, but not limited to, Qualstar's Annual Report on Form 10-K for the fiscal year ended June 30, 2013, the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of such Form 10-K, and any subsequently filed reports. All documents also are available without charge through the SEC's website (www.sec.gov) or from Qualstar's website (www.qualstar.com).

CONTACT INFORMATION:

Heather Mayer, Director of Marketing

heather.mayer@qualstar.com

805-416-7001